Exhibit 99.Section 19(a)

EXHIBIT 4: SECTION 19(a) NOTICE TO FUND’S SHAREHOLDERS

TEKLA HEALTHCARE INVESTORS

Notification of Sources of Distribution

Distribution Paid Date: June 28, 2019

Distribution Amount Per Common Share: $0.45

The following table sets forth the estimated amounts of the current distribution, paid June 28, 2019, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains, return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

	Current Distribution	Percentage Breakdown of Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date(1)	Percentage Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date(1)
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.0000	0%	$0.1671	12%
Net Realized LT Cap Gains	$0.0000	0%	$0.0000	0%
Return of Capital or Other Capital Source	$0.4500	100%	$1.2029	88%
TOTAL (per common share):	$0.4500	100%	$1.3700	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from April 30, 2014 through April 30, 2019	4.71%
Annualized current distribution rate expressed as a percentage of NAV as of April 30, 2019	8.28%
Cumulative total return at NAV for the fiscal year, through April 30, 2019(2)	-10.89%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of April 30, 2019(1)	6.30%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from month to month because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized losses on sale of securities is $198,318,403, of which $220,203,357 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(1) The Fund’s current fiscal year began on October 1, 2018.

(2) Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2018 through April 30, 2019.

Tekla Healthcare Investors

CUSIP: 87911J103
www.teklacap.com

Tekla Capital Management LLC
100 Federal Street, 19th Floor
Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577

033DCA   002CSNA0D7

TEKLA HEALTHCARE INVESTORS

Notification of Sources of Distribution

Distribution Paid Date: September 30, 2019

Distribution Amount Per Common Share: $0.45

The following table sets forth the estimated amounts of the current distribution, paid September 30, 2019, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains, return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

	Current Distribution	Percentage Breakdown of Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date(1)	Percentage Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date(1)
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.0000	0%	$0.1671	9%
Net Realized LT Cap Gains	$0.2313	51%	$0.2313	13%
Return of Capital or Other Capital Source	$0.2187	49%	$1.4216	78%
TOTAL (per common share):	$0.4500	100%	$1.8200	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from July 31, 2014 through July 31, 2019	3.99%
Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2019	8.28%
Cumulative total return at NAV for the fiscal year, through July 31, 2019(2)	-8.93%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of July 31, 2019(1)	8.38%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from month to month because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $165,744,825, of which $91,046,552 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(1) The Fund’s current fiscal year began on October 1, 2018.

(2) Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2018 through July 31, 2019.

Tekla Healthcare Investors

CUSIP: 87911J103

www.teklacap.com

Tekla Capital Management LLC
100 Federal Street, 19th Floor
Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577

034OTA   002CSNA38F